As filed with the Securities and Exchange Commission on May 28, 2025
Registration No. 333-285266

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZEVIA PBC
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-2862492 (I.R.S. Employer Identification Number)
15821 Ventura Blvd., Suite 135
Encino, CA 91436
(424) 343-2654
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Girish Satya
Chief Financial Officer & Principal Accounting Officer
15821 Ventura Blvd., Suite 135
Encino, CA 91436
(424) 343-2654
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Stewart L. McDowell
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, California 94111
(415) 393-8200
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
This Pre-Effective Amendment No. 2 (this “Amendment No. 2”) to the Registration Statement on Form S-3 (File No. 333-285266) initially filed by Zevia PBC on February 26, 2025 (the “Registration Statement”) is being filed for the purposes of updating the section entitled “Documents Incorporated by Reference” in the prospectus that forms a part of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated May 28, 2025
PROSPECTUS
ZEVIA PBC
$50,000,000
CLASS A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Offered by Zevia PBC
22,022,092 shares of Class A Common Stock
Offered by the Selling Securityholder named herein
From time to time, we may offer and sell up to $50,000,000 in the aggregate of the securities covered by this prospectus in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus.
This prospectus also relates to the offer and resale from time to time by CDP Investissements Inc. (“CDP”) of up to 22,022,092 shares of Class A common stock which may be sold by CDP from time to time.
We and the selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We and the selling securityholder, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The net proceeds to us from the sale of securities by us also will be set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of securities by the selling securityholder. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ZVIA.” On May 22, 2025, the closing price of a share of our Class A common stock as reported on NYSE was $2.83 per share. Our principal executive offices are located at 15821 Ventura Blvd., Suite 135, Encino, CA 91436 and our telephone number is (424) 343-2654.
Investing in our securities involves certain risks. See the “Risk Factors” section on page 2 of this prospectus and the risk factors we incorporate by reference herein and, if any, in the relevant prospectus supplement.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May   , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $50,000,000 of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. In addition, the selling securityholder may, from time to time, sell up to 22,022,092 shares of Class A common stock. In connection with certain offers and sales of securities by the selling securityholder, we and the selling securityholder may provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor the selling securityholder has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the selling securityholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholder are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any prospectus supplement or any such free writing prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
References in this prospectus to “Zevia PBC” refer to Zevia PBC and not to any of its subsidiaries unless the context indicates otherwise. References in this prospectus to “Zevia,” the “Company,” “we,” “us,” and “our” refer (1) prior to the consummation of the Reorganization Transactions (as defined in Note 1 — Description of Business in the Notes to our Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 incorporated by reference into this prospectus), to Zevia LLC, and (2) after the consummation of the Reorganization Transactions, to Zevia PBC and its consolidated subsidiaries unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC:
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in the public reference room maintained by the SEC in Washington, D.C. (100 F Street, N.E., Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330; or

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on the SEC website located at www.sec.gov.

This prospectus is part of a registration statement filed on Form S-3 (the “Registration Statement”) with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and the securities, you should read the entire Registration Statement and the additional information described under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on our website at www.zevia.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on our website or the website of the SEC is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on February 26, 2025 (including information specifically incorporated by reference from our definitive proxy statement on Schedule 14A);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 as filed with the SEC on May 7, 2025;

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our Current Report on Form 8-K with the SEC on February 7, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 19, 2021, as well as any subsequent amendments or reports filed for the purpose of updating such description.

Each document filed subsequent to the initial date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules), prior to the effectiveness of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document filed prior to the date of this Registration Statement and incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
You may electronically access these documents through our website, www.zevia.com, under the “Company — Investor Relations — Financials — SEC Filings” caption. We are not incorporating the contents of the website into this prospectus. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Investor Relations
15821 Ventura Blvd., Suite 135
Encino, CA 91436
(424) 343-2654
Greg@zevia.com

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) about us and our industry that involve substantial known and unknown risks and uncertainties. All statements other than statements of historical facts contained in this prospectus or the documents incorporated herein by reference, including, without limitation, statements regarding our future results of operations or financial condition, business strategy, expectations about capital allocation, investment activities, sourcing of raw materials, the impact of our supply chain challenges, logistics, distribution and marketing initiatives, the impact of our Productivity Initiative, including expected restructuring charges, cost savings and other benefits, factors and trends in our business, including seasonality, future expenses or payments under our tax receivable agreement filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, shifting market demand and consumer preferences, ability to effectively compete, validity of our trademarks and other intellectual property, impact of government regulations, liquidity and capital requirements, including the sufficiency of our cash and liquidity or sources of capital, satisfying commitments, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar words, terms or expressions with similar meanings.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated herein by reference primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 or elsewhere in the documents incorporated by reference in this prospectus.
Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date such statements are made and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made in this prospectus and the documents incorporated herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements for any reason, except as required by applicable law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

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OUR COMPANY
We are a better-for-you beverage company that develops, markets, sells, and distributes naturally delicious, zero sugar beverages. We are a Delaware public benefit corporation and have been designated as a “Certified B Corporation,” by B Lab, an independent non-profit organization, and are focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, ingredients which come from plants, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher and vegan, and include a variety of flavors across Soda, Energy Drinks, and Organic Tea drinks.
Our products are distributed and sold principally across the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and e-commerce channels and in natural product stores and specialty outlets.   Our products are manufactured and maintained at third-party beverage production and warehousing facilities located in both the U.S. and Canada. We believe that consumers increasingly select beverage products based on a variety of factors including taste, ingredients and fit with today’s consumer preferences, which has benefited the Zevia® brand and resulted in over 2.2 billion cans of Zevia sold to date.
Zevia PBC was incorporated as a Delaware public benefit corporation on March 23, 2021, and prior to the consummation of the reorganization and initial public offering (“IPO”), did not conduct any activities other than those incidental to our formation and the IPO. In connection with the completion of the IPO on July 26, 2021, Zevia PBC became a holding company, and its sole material asset is a controlling equity interest in Zevia LLC, a Delaware limited liability company (“Zevia LLC”). As the sole managing member of Zevia LLC, Zevia PBC operates and controls all of the business and affairs of Zevia LLC and, through Zevia LLC, conducts its business. Subsequent to July 26, 2021, Zevia PBC consolidates the results of Zevia LLC with a non-controlling interest reflected for the portion of Zevia LLC not owned by Zevia PBC. For more information about our holding company reorganization, see the section titled “Organizational Structure — The Reorganization” in the prospectus dated July 21, 2021, and filed with the SEC on July 23, 2021.
We maintain a website at www.zevia.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we incorporate by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS
Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sales by us of the securities covered by this prospectus for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities. We will not receive any proceeds from the sale of shares of Class A common stock by the selling securityholder.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains a description of the Class A common stock that we or the selling securityholder may sell from time to time. It also contains summary descriptions of the preferred stock, debt securities, warrants and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together will contain the material terms of the securities being offered by us.

DESCRIPTION OF CAPITAL STOCK
The following is a brief description of the material provisions of our capital stock. As of the date of this prospectus, our Class A common stock is the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our amended and restated bylaws, each of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our amended and restated certificate of incorporation and our amended and restated bylaws and the applicable provisions of the DGCL for more information.
General
Our authorized capital stock consists of 550,000,000 shares of Class A common stock, $0.001 par value per share (“Class A common stock”), 250,000,000 shares of Class B common stock, $0.001 par value per share (“Class B common stock”), and 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.
Common Stock
We have two classes of common stock: Class A and Class B, each of which has one vote per share. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation or as otherwise required by applicable law. Pursuant to our amended and restated certificate of incorporation, until such time as less than one-third of the currently outstanding Class B common stock remains outstanding, we may not amend, alter, repeal or waive the provisions of our amended and restated certificate of incorporation that relate to the terms of our capital stock without the approval of the holders of a majority of the then outstanding shares of our Class B common stock, voting as a separate class. Holders of the Class A common stock and Class B common stock, as the case may be, would also have a separate class vote if we subdivide, combine or reclassify shares of the other class without concurrently subdividing, combining or reclassifying shares of such class in a proportional manner. Pursuant to the DGCL, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.
Class A common stock
Voting.   Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.
Dividends.   Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Dissolution and Liquidation.   Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.
No Preemptive Rights.   Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.
Issuance of Additional Class A Common Stock.   We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL. We are obligated to issue Class A common stock (subject to the transfer and exchange restrictions set forth in the Thirteenth Amended and Restated Limited Liability Company Agreement of Zevia LLC, dated as of July 21, 2021 (the “Zevia LLC Agreement”)) to Class B unitholders who exchange their Class B units of Zevia LLC for shares of our Class A common stock on a one-for-one basis (unless we elect to satisfy such exchange for cash). When a Class B unit is exchanged for a share of our Class A common stock, the corresponding share of our Class B common stock will automatically be retired.
Class B common stock
Voting.   Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.
Dividends.   Holders of our Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.
Dissolution and Liquidation.   Upon our dissolution or liquidation or the sale of all or substantially all of our assets, the holders of our Class B common stock will not be entitled to receive any distributions.
No Preemptive Rights.   Holders of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. The Class B common stock is subject to automatic retirement upon an exchange of a Class B unit of Zevia LLC for a share of Class A common stock.
Issuance of Additional Class B Common Stock.   No additional issuance of shares of Class B common stock will occur, except to holders of Class B units as necessary to maintain a one-to-one ratio between the number of Class B units and the number of shares of Class B common stock outstanding, including in connection with a stock split, stock dividend, reclassification or similar transaction. In connection with an exchange of a Class B unit for Class A common stock, the corresponding share of Class B common stock will automatically be retired.
Preferred Stock
Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock. Our board of directors is able to issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered.
Limitations on Directors’ Liability
Our governing documents limit the liability of, and require us to indemnify, our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breaches of directors’ fiduciary duties as directors. This limitation is generally unavailable for acts or omissions by a director which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director derived an improper personal benefit from (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. Our amended and restated certificate of incorporation includes provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers and certain employees for certain liabilities. We maintain insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers.
Exclusive Forum Clause
Our amended and restated certificate of incorporation provides that, unless we select or consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) shall be the exclusive forum for any “internal corporate claims,” as defined in our amended and restated certificate of incorporation. It is possible that a court could find our exclusive forum provision to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This forum selection provision does not apply to claims brought to enforce a duty or liability created by the Exchange Act.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.
Delaware Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Provisions of Our Certificate of Incorporation and Bylaws to be Adopted and Delaware Law That May Have an Anti-Takeover Effect
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.
Classified Board of Directors
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors initially serve until the first annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation; Class II directors initially serve until the second annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation; and Class III directors initially serve until the third annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation. Commencing with the first annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. Commencing with the annual meeting of stockholders to be held in 2027, directors of each class the term of which shall then expire shall be elected to hold office for a one-year term.
The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Removal of Directors; Vacancies
Our amended and restated certificate of incorporation and amended and restated bylaws provides that any director may only be removed by the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of common stock and, until the annual meeting of stockholders to be held in 2027, only for cause. Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors, whether resulting from an increase in the number of directors or the death, disqualification, removal or resignation of a director.
No Cumulative Voting
The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called by the board of directors. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may only be called by the stockholders upon the written request of one or more stockholders of record that own, or who are acting on behalf of persons who own, shares representing 25% or more of the voting power of the then outstanding shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting.
Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our amended and restated bylaws allow the chairperson of the meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.
Supermajority Voting for Amendments to Our Governing Documents
Our amended and restated certificate of incorporation requires the affirmative vote of at least 66 2∕3% of the voting power of all shares of our common stock then outstanding in order to amend certain provisions, including those relating to our public benefit purpose, the removal of directors, the rights and privileges of the common stock, indemnification, exclusive forum, and the prohibition on stockholder action by written consent. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may amend our bylaws only with the approval of at least 66 2∕3% of the voting power of all shares of our common stock then outstanding.
Stockholder Action by Written Consent
The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws preclude stockholder action by written consent.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the applicable stock exchange listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.
Public Benefit Corporation Status
We are a public benefit corporation under Section 362 of the DGCL. As a public benefit corporation, our board of directors is required by the DGCL to manage or direct our business and affairs in a manner that balances the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefits identified in our amended and restated certificate of incorporation. Under the DGCL, our stockholders may bring a derivative suit to enforce this requirement only if they own (individually or collectively), at least 2% of our outstanding shares or, upon the completion of this offering, the lesser of such percentage or shares of at least $2 million in market value.
We believe that our public benefit corporation status will make it more difficult for another party to obtain control of us without maintaining our public benefit corporation status and purpose.
Limitations on Liability and Indemnification of Officers and Directors
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, stockholder investment may be adversely affected to the extent we pay the settlement costs and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our Class A common stock is Equiniti Trust Company, LLC.
Listing
Our Class A common stock is listed on the New York Stock Exchange under the symbol “ZVIA.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and appointed under the indenture. The indenture will consist of a base indenture (the “base indenture”) as supplemented by a supplemental indenture or authorizing resolution setting forth the specific terms of any debt securities we may issue. References below to an “indenture” are references to the base indenture, as supplemented, under which a particular series of debt securities is issued. The indenture will be governed by the Trust Indenture Act unless otherwise specified in the applicable prospectus supplement. We will set forth the terms of any such debt securities in the applicable prospectus supplement.
The following is a summary of the base indenture. It does not restate the base indenture entirely. We urge you to read the indenture. We have filed the form of base indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the base indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the base indenture and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee.
Terms of the Debt Securities
Our debt securities will be general obligations of Zevia PBC. We may issue them in one or more series. Supplemental indentures or authorizing resolutions will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:
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the title of the series;

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the aggregate principal amount (or any limit on the aggregate principal amount) of the series and, if any securities of a series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium;

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the interest rate or method of calculation of the interest rate;

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the date from which interest will accrue;

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the record dates for interest payable on securities of the series;

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the dates when, places where and manner in which principal and interest are payable;

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if there is more than one trustee or a trustee other than the trustee under the base indenture, the identity of the trustee and, if not the trustee, the identity of each registrar, paying agent or authenticating agent with respect to such securities;

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the terms of any mandatory (including any sinking fund requirements) or optional redemption by the company;

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the terms of any redemption at the option of holders;

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the permissible denominations in which securities of such series are issuable, if different from minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

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whether securities of such series will be issued in registered or bearer form and the terms of any such forms of securities;

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whether the securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if different from those contained in the base indenture, upon which such global security or securities may be exchanged in whole or in part for definitive securities;

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the depositary for such global security or securities;

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the form of any legend or legends, if any, to be borne by any such global security or securities in addition to or in lieu of the legends referred to the base indenture;

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the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

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if payments of principal or interest may be made in a currency other than that in which securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of the indenture to provide for or to facilitate the issuance of securities denominated or payable, at the election of the company or a holder thereof or otherwise, in a foreign currency;

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whether the amount of payments of principal of or any interest on, such securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

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provisions for electronic issuance of securities or issuance of securities of such series in uncertificated form;

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any events of default, covenants, defined terms and/or other terms in addition to or in lieu of those set forth in the base indenture;

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whether and upon what terms securities of such series may be defeased or discharged if different from the provisions set forth in the base indenture;

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the form of the securities of such series;

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any terms that may be required by or advisable under applicable law;

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the percentage of the principal amount of the securities of such series which is payable if the maturity of the securities of such series is accelerated in the case of securities issued at a discount from their face amount;

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whether securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the securities of such series are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

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whether the securities of the series will be convertible into or exchangeable for other securities, common stock, other securities, cash or property of any kind of the company or another person or persons, and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the company’s option, the conversion or exchange period, and any other provision in relation thereto; and

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any other terms in addition to or different from those contained in the base indenture applicable to such series.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.
Events of Default and Remedies
Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture as being:
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our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

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our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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our failure to comply with any of our agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 90 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series; and

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certain events of bankruptcy, insolvency or reorganization occur with respect to us.

The base indenture will provide that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee determines that it is in the interest of the holders of such series of debt securities to do so.
The base indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding (with a copy to the trustee if given by the holders) may declare all the debt securities of such series to be due and payable immediately. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occur, all amounts due and payable on the debt securities of such series will become and be immediately due and payable without any declaration, notice or other act on the part of the trustee, us or any holder.
The holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than a default in respect of a covenant or a provision of the indenture that cannot be modified or amended without the consent of all holders of the applicable series of debt securities.
At any time after such a declaration of acceleration with respect to any series of debt securities has been made, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to the us and the trustee, may rescind and annul such declaration and its consequences, if the rescission would not conflict with any judgment or decree and if:
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we have paid or deposited with the trustee a sum sufficient to pay all overdue interest on all debt securities of that series, the principal of (and premium, if any, on) any debt securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such debt securities, to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

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all events of default with respect to the debt securities of that series, other than the non-payment of the principal and interest, if any, of the debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.
Defeasance, Satisfaction and Discharge
Unless otherwise described in the applicable prospectus supplement, the indenture will permit us to terminate all our obligations under the indenture as they relate to any particular series of debt securities (“legal defeasance”), other than the right of the holders of the debt securities of such series to receive payments solely from the trust fund described below in respect of the principal and interest on such debt securities and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money, government obligations or a combination thereof in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Unless otherwise described in the applicable prospectus supplement, the indenture will also permit us to terminate all of our obligations under covenants in the indenture as they relate to any particular series of debt securities, and the debt securities of such series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of holders of such series in connection with such covenants (“covenant defeasance”), at any time by:
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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will be discharged and will cease to be of further effect with respect to a series of debt securities when either:
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all outstanding debt securities of such series, other than any securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture, have been delivered to the trustee for cancellation; or

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all outstanding debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in money or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption of all securities of such series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series, deliver irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of such series at maturity or redemption, as the case may be, and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the securities of such series have been complied with.
Transfer and Exchange
A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.
Amendment, Supplement and Waiver
Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

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cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision in the indenture;

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comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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create a series and establish its terms;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the indenture;

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add any additional events of default for the benefit of holders of all or any series of debt securities;

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add a guarantor in respect of any series of debt securities;

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secure any series of debt securities;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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evidence and provide for the acceptance of appointment of a successor trustee and to add to or change any of the provisions of the indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the indenture;

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make any change that does not adversely affect the rights of any holder in any material respect; or

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conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a series with the written consent of the holders of at least a majority in principal amount of the debt securities of each series then outstanding affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the debt securities of each series then outstanding affected by the waiver (voting as one class) may, without notice to any holder, waive any existing default under, or compliance with, any provision of the debt securities of each such series or of the indenture relating to each such series. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.
However, without the consent of each holder affected, we and the trustee may not:
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change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, such debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

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make any change to the provision of the indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of debt securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

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waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

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reduce the percentage in principal amount of debt securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any supplemental indenture which changes or eliminates any covenant or other provision of the indenture which shall have been included expressly and solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of debt securities of any other series.
The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.
Concerning the Trustee
The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.
The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Repurchases in the Open Market
We or any of our affiliates may at any time or from time to time repurchase any of the debt securities in the open market or otherwise. Such debt securities may, at our or the applicable affiliate’s option, be held, resold or surrendered to the trustee for cancellation.
No Recourse against Others
The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.
Governing Law
The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with the other offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, number and terms of the securities purchasable upon exercise of the warrants;

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the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the price or prices at which any currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of material U.S. federal income tax considerations; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.   Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

SELLING SECURITYHOLDER
This prospectus also relates to the offer and resale from time to time by the selling securityholder, or its permitted transferees, of up to 22,022,092 shares of our Class A common stock. We will not receive any proceeds from any sale of shares by the selling securityholder.
The following table sets forth, based on representations from the selling securityholder and where applicable, filings with the SEC, the name of the selling securityholder, the aggregate number of shares of Class A common stock beneficially owned, the aggregate number of shares of Class A common stock that the selling securityholder may offer pursuant to this prospectus and the number of shares of Class A common stock beneficially owned by the selling securityholder after the sale of the securities offered hereby. The selling securityholder may have sold, transferred or otherwise disposed of some or all of their shares of Class A common stock, or may have purchased additional shares of Class A common stock since providing us with this information. We have based percentage ownership on 66,064,650 shares of Class A common stock issued and outstanding as of May 2, 2025 and 8,156,591 shares of Class B common stock issued and outstanding as of May 2, 2025 and ownership information available as of that date.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the selling securityholder will in fact sell any or all of such shares of Class A common stock. In addition, the selling securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling securityholder will have sold all of the securities beneficially owned by the selling securityholder covered by this prospectus upon the completion of the offering and no other purchases or sales of our securities by the selling securityholder will have occurred.
Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the selling securityholder and the number of shares registered on its behalf. the selling securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Shares of Class B Common Stock Beneficially Owned Prior to Offering	Percent of Shares of Class A and Class B Common Stock Beneficially Owned Prior to Offering	Shares of Class A Common Stock Beneficially Owned After Offering	Percent of Shares of Cass A and Class B Common Stock Beneficially Owned After Offering
CDP Investissements Inc.(1)	22,022,092	―	29.67%	―	—

(1)
The beneficial ownership information regarding CDP Investissements Inc. (“CDP”) is reported as of July 26, 2021, and was derived from a Schedule 13D filed with the SEC on August 5, 2021 that reported shared voting and investment power over 22,022,092 shares of Class A common stock. CDP is a wholly owned subsidiary of Caisse de dépôt et placement du Québec (“CDPQ”), an institutional investor based in Quebec, Canada. As a result, CDPQ may be deemed to be the indirect beneficial owner of the shares held by CDP. Investment and voting decisions are made by an investment committee of CDPQ. The address of CDP and CDPQ is c/o Caisse de dépôt et placement du Québec, 1000, place Jean-Paul-Riopelle, Montréal (Québec) H2Z 2B3, Canada.

PLAN OF DISTRIBUTION
We or the selling securityholder may offer and sell the securities described in this prospectus from time to time in one or more transactions:
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to purchasers directly;

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to underwriters for public offering and sale by them;

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through agents;

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through dealers;

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through a combination of any of the foregoing methods of sale; or

•
through any other method permitted by applicable law.

There can be no assurance that we or the selling securityholder will sell all or any of the securities offered by this prospectus. In addition, the selling securityholder may also sell securities under Rule 144 under the Securities Act, if available, and we or the selling securityholder may sell securities in other transactions exempt from registration, rather than under this prospectus. We and the selling securityholder, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.
We will receive proceeds from the issuance and sale by us of our Class A common stock, preferred stock, debt securities, warrants or units. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.
We will not receive any of the proceeds from the sale of the securities by the selling securityholder. The aggregate proceeds to the selling securityholder will be the purchase price of the securities less any discounts and commissions borne by the selling securityholder.
We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities may be offered and sold at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices.
We or the selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
We are not aware of any agreement or understanding, directly or indirectly, between the selling securityholder and any person to distribute the shares covered by this prospectus. If the selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
The selling securityholder may elect to make a distribution of the shares of Class A common stock covered by this prospectus to its members, partners or shareholders. In such events, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use this prospectus to resell the shares of Class A common stock acquired in the distribution.
The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successor-in-interest as selling securityholders under this prospectus. The selling securityholder also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation.
To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution. To the extent required, the number of shares of Class A common stock to be sold, the name of the selling securityholder, the applicable purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement. Underwriters may be deemed to have received compensation from us or the selling securityholder from sales of the securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may be involved in any at the market offering of the securities by us or on our behalf or by the selling securityholder.
Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Our Class A common stock may also be sold by us or the selling securityholder in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
We have agreed to indemnify the selling securityholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to U.S., Delaware and New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.
EXPERTS
The financial statements of Zevia PBC as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 included in the Annual Report on Form 10-K incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:
Registration Fee	$17,332
Legal Fees and Expenses	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Blue Sky and Legal Investment Fees and Expenses	*
Printing and Engraving Fees	*
Rating Agency Fees	*
Listing Fees	*
Miscellaneous	*
Total*	$17,332

*
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporate Law, or the DGCL, no director shall be personally liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws will provide that each person who was or is party or is threatened to be made a party to, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of our company or was serving at the request of our company as a director, officer, employee, agent or trustee of another entity shall be indemnified and held harmless by us to the full extent authorized by the DGCL against all expense, liability and loss actually and reasonably incurred in connection therewith, subject to certain limitations.
Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), (2) by a majority vote of a designated committee of these directors (even though less than a quorum), (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.
Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) were in bad faith, (2) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, (3) the director derived an improper personal benefit from (such as a financial profit or other advantage to which such director was not legally entitled) or (4) breached the director’s duty of loyalty.
We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Item 16.   Exhibits
The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.
Item 17.   Undertakings
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(j)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 26, 2021).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 26, 2021).
4.1*	Form of Certificate of Designation of Preferred Stock
4.2**	Form of Base Indenture.
4.3**	Form of Debt Security (included as Exhibit A to the Form of Indenture)
4.4*	Form of Warrant Certificate.
4.5*	Form of Warrant Agreement.
4.6*	Form of Unit Agreement.
5.1**	Opinion of Gibson, Dunn & Crutcher LLP. Regarding Securities Issued by Us
5.1.1**	Opinion of Gibson, Dunn & Crutcher LLP Regarding Securities to be Sold by Selling Securityholder
23.1**	Consent of Gibson, Dunn & Crutcher LLP, included in Exhibit 5.1.
23.2**	Consent of Gibson, Dunn & Crutcher LLP, included in Exhibit 5.1.1
23.3**	Consent of Deloitte & Touche LLP.
24.1**	Powers of Attorney.
25.1***	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture.
107**	Filing Fee Table

*
To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended and incorporated by reference herein.

**
Previously filed.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 28, 2025.
ZEVIA PBC
By:
/s/ Girish Satya

Girish Satya
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 28, 2025.
Name	Title
* Amy E. Taylor	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Girish Satya Girish Satya	Chief Financial Officer & Principal Accounting Officer (Principal Financial Officer)
* Padraic L. Spence	Director and Board Chair
* David J. Lee	Director
* Andrew Ruben	Director
* Julie G. Ruehl	Director
* Rosemary L. Ripley	Director
* Alexandre I. Ruberti	Director
* Justin Shaw	Director

*By:
/s/ Girish Satya

Girish Satya
Attorney-in-Fact